EXHIBIT 10.2

BIND THERAPEUTICS, INC.

2006 STOCK INCENTIVE PLAN

OMNIBUS AMENDMENT TO STOCK OPTION AGREEMENTS

This OMNIBUS AMENDMENT TO STOCK OPTION AGREEMENTS (the “Amendment”), is made effective as of January 13, 2014, by and between BIND Therapeutics, Inc., a Delaware corporation (the “Company”), and Greg Berk (the “Participant”). Except as set forth in this Amendment, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s 2006 Stock Incentive Plan (as amended, the “Plan”).

RECITALS

WHEREAS, on June 12, 2012, the Company granted to the Participant an option to purchase 111,580 shares of Common Stock (the “June 2012 Option”), subject to the terms and conditions of the Plan and a stock option agreement, by and between the Company and the Participant (the “June 2012 Agreement”);

WHEREAS, on October 16, 2012, the Company granted to the Participant an option to purchase 7,633 shares of Common Stock (the “October 2012 Option”), subject to the terms and conditions of the Plan and a stock option agreement, by and between the Company and the Participant (the “October 2012 Agreement”);

WHEREAS, on April 23, 2013, the Company granted to the Participant an option to purchase 14,901 shares of Common Stock (the “April 2013 Option”), subject to the terms and conditions of the Plan and a stock option agreement, by and between the Company and the Participant (the “April 2013 Agreement”);

WHEREAS, the June 2012 Option, the October 2012 Option and the April 2013 Option are sometimes collectively referred to herein as the “Options”, and the October 2012 Agreement, the June 2012 Agreement and the April 2013 Agreement are sometimes collectively referred to herein as the “Agreements”; and

WHEREAS, contemporaneously with entering into this Agreement, the Company and the Participant are entering into a Consulting Agreement; and

WHEREAS, the Company would not enter into the Consulting Agreement with the Participant if the Participant did not agree to amend the Agreements as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Participant agree as follows:

AGREEMENT

1. Vested Shares. The Company and the Participant agree that, as of the date hereof, the Options are vested and unvested as to the following numbers of shares:

Option	Vested Shares	Unvested Shares	Total
June 2012 Option	46,491	65,089	111,580
October 2012 Option	3,180	4,453	7,633
April 2013 Option	9,934	4,967	14,901

2. Option Cancellation. Notwithstanding the terms of the Agreements, the Company and the Participant agree as follows:

(a) The June 2012 Option is hereby forfeited and cancelled with respect to 64,189 unvested shares (the “Forfeited Shares”), such that, after giving effect to this Section 2(a), the June 2012 Option shall be vested as to 46,491 shares and unvested as to 900 shares (such unvested shares, the “Surviving Shares”). The Forfeited Shares shall be taken from all of the unvested shares subject to the June 2012 Option such that, after giving effect to this Section 2(a), the June 2012 Option shall continue to be eligible to become vested with respect to the Surviving Shares pursuant to the vesting schedule set forth in (and subject to the terms and conditions of) the June 2012 Agreement, provided that the number of Surviving Shares that shall be eligible to vest on any scheduled vesting date shall be 150 shares rather than the number of shares subject to the June 2012 Option that, absent this Section 2(a), would have been eligible to vest on the applicable vesting date.

(b) The October 2012 Option is hereby forfeited and cancelled with respect to all unvested shares.

(c) The April 2013 Option is hereby forfeited and cancelled with respect to all unvested shares.

3. Continued Service. For the avoidance of doubt, the Participant’s provision of consulting services pursuant to the Consulting Agreement shall constitute continued service to the Company for purposes of the Agreements.

4. No Other Amendment. Except as expressly set forth in this Amendment, the Agreements shall remain unchanged and shall continue in full force and effect according to their terms.

5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

6. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BIND THERAPEUTICS, INC.

By:	/s/ Scott Minick
Name: Title:	Scott Minick President and Chief Executive Officer

PARTICIPANT

/s/ Greg Berk
Greg Berk